SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2003

AboveNet, Inc. (formerly Metromedia Fiber Network, Inc.)
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23269	11-3168327
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 Hamilton Avenue White Plains, New York	10601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(914) 421-6700

(Former name or former address, if changed since last report)

Item 5:  Other Events.

On September 18, 2003 AboveNet, Inc. (formerly Metromedia Fiber Network, Inc. and the “Company”) filed a Notice of Rights (the “Notice of Rights”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and the holders of certain Claims against the Company and certain of its subsidiaries.  A copy of the Notice of Rights is attached hereto as Exhibit 99.1 and incorporated by reference.

In accordance with the Notice of Rights, the Company is conducting an offering of rights exercisable for up to 1,669,210 shares of common stock of the Company (the “Rights”) to certain holders of claims as of August 21, 2003 in partial exchange for the claims.  Each Right is exercisable for one share of common stock of the Company (each a “Rights Share”).  This offering of Rights exercisable for Rights Shares is hereinafter referred to as the “Rights Offering.”  The exercise price of the Rights is $29.9543 per share.

The Rights Offering is required by, and being conducted in accordance with, the Second Amended Plan of Reorganization of Metromedia Fiber Network, Inc. et al. dated July 1, 2003, as amended (the “Plan”) and the order confirming the Plan dated and entered August 21, 2003 by the Honorable Adlai S. Hardin, Jr., United States Bankruptcy Judge in proceedings before the Bankruptcy Court.  Also as previously announced, the Company emerged from proceedings under chapter 11 of the Bankruptcy Code, on September 8, 2003.

Item 7:  Financial Statements and Exhibits.

The Company’s Notice of Rights is attached as Exhibit 99.1 to this report.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ABOVENET, INC.

By:	/s/ Robert J. Sokota
Robert J. Sokota
Senior Vice President and General Counsel

Date:  September 19, 2003

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of Rights dated September 18, 2003